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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-66055) pertaining to the 1996 Incentive Stock Plan, the 1996 Employee Stock Purchase Plan and the 1998 Director Option Plan of Abgenix, Inc. of our report dated January 22, 1999, with respect to the financial statements of Abgenix, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998.

                                                      /s/ Ernst & Young, LLP

Palo Alto, California
March 17, 1999